Project Cheeseburger Presentation to the Special Committee February 16, 2006 Exhibit c.2 Proprietary and Confidential

Proprietary and Confidential
Confidential Material
The following pages contain material provided to the Special Committee of Cheeseburger Drive-In Restaurants, Inc. (“Cheeseburger” or the
“Company”) by Citigroup Global Markets Inc. (“Citigroup”) in connection with the proposed merger transaction involving the Company and an affiliate of Wellspring Capital Management LLC (“Wellspring”). The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by the management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized.
Citigroup does not take responsibility for such estimates and projections or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing this material, Citigroup assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the management of the Company that it is not aware of any relevant information that has been omitted or that remains undisclosed to Citigroup. This material was not prepared for use by readers not as familiar with the Company as the Special Committee of the Company and, accordingly, neither the Company nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Company. This material is necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing and disclosed to Citigroup, as of the date of the material. Citigroup does not have any obligation to update or otherwise revise the accompanying material.

Proprietary and Confidential
Table of Contents
1. Transaction Overview
2. Cheeseburger Trading and Financial Performance
3. Financial Analysis
Appendix
A. Public Market Comparables
B. Precedent Transactions
C. Discounted Cash Flow Analysis
D. WACC Calculation
E. LBO Analysis
F. Historical Sales and Unit Growth
G. Trading Overview
H. Wellspring Capital Management and Guggenheim Partners Profiles

1. Transaction Overview * * * * * * * * * *

Proprietary and Confidential
Process Summary
55 Potential Buyers Contacted:  (49 Financial Buyers / 6 Strategic Buyers)
31 Parties Received Offering Memorandum: (29 Financial Buyers / 2 Strategic Buyers)
3 Preliminary Indications: (2 Financial Buyers, 1 Strategic Buyer)
2 Parties Attended Management Presentations
Management Revised Projections Downward
Party A Withdrew / Party B Lowered Price
Party B Lowered Price Again
Following Add’l Diligence;
Discussions
Ended
Management subsequently approached the Board about the opportunity to acquire the Company
On February 6, Management and their equity partner, Wellspring, provided the Special Committee with a binding offer, marked contract and financing commitment letters

Proprietary and Confidential
Terms / Conditions
Selected Transaction Terms
(a)
All option holders will receive cash equal to the number of options owned multiplied by the excess of the purchase price over the exercise price of such options.  Company must take all necessary action to terminate the Company’s Employee Stock
Purchase Plan prior to closing.
Treatment of Options
Merger may be terminated by either party if not consummated prior to six months from date of agreement Other
[$7] million termination fee to Wellspring or up to [$3] million of expense reimbursement; [$x] million termination fee to
Cheeseburger plus up to [$3] million expense reimbursement
[Termination fees are sole and exclusive remedy]
Termination Payments
[Non-solicitation provisions, subject to receipt of a proposal deemed by the Company to be a Superior Proposal or likely to lead to a Superior Proposal]
[Fiduciary out for Superior Proposal]
No-Shop
Wellspring has received financing commitment letters from Guggenheim Corporate Funding:
$20 million Revolving Credit Facility ($1 million available at close; $6 million revolving L/C) @ L+350 (0.8x 2005 EBITDA)
$95 million Term Loan A @ L+387.5 (4.0x 2005 EBITDA)
$35 million Term Loan B @ L+800 (1.5x 2005 EBITDA)
$10 million secured subordinated term loan @ L+1000 (0.4x 2005 EBITDA)
Lenders require that a minimum of $54.4 million of cash equity be invested in merger subsidiary (at least 2/3 must be funded by
Wellspring)
Financing
Wellspring receipt of financing contemplated by the commitment letters (or alternative financing reasonably satisfactory to
Wellspring)
Cheeseburger shareholder approval
HSR and other customary regulatory approvals
No material adverse change with respect to Cheeseburger
2005 Cheeseburger audited financials must reflect 2005 EBITDA of at least $23.7 million
[Aggregate number of dissenting shares of less than [10%] of total number of common shares outstanding]
Certain Closing Conditions
$15.00 per share in cash
Premium of 1% to current stock price (02/15/06)
Premium of 25% to closing stock price on the last trading day prior to public announcement of strategic alternatives review
(05/13/05)
Premium of 6% to 12-month average closing stock price
Merger Consideration
Comments
Note: Leverage multiples based on 2005 EBITDA of $24.0 million per management forecast on February 4, 2005.
(a) Selected transaction terms based on draft Agreement and Plan of Merger dated [February 13, 2006].  Terms remain subject to further negotiation.

Proprietary and Confidential
Transaction Matrix
Merger Consideration
(Dollars in millions, Except per Share Data)
$15.00
Market Prices      Premium to:
    Pre-Announcement Price (05/13/05) $12.00 25.0%
    Pre-Announcement 12-Month Average 12.21 22.9
    Current 12-Month Average 14.20 5.6
    Current (02/15/06) 14.90 0.7
    Average Since Terminating Discussions w/ Party B (12/12/05) 15.01 (0.1)
    52-Week High (1/05/2006) 15.88 (5.5)
    52-Week Low (4/15/2005) 11.55 29.9
Current Shares Outstanding 11.463
Shares from Options 2.682
Diluted Shares Outstanding 14.145
Gross Equity Value $212
Less: Proceeds from Options (21)
Net Equity Value $192
Straight Debt 20
Less: Cash (12)
Firm Value (a) $199
EBITDA      Firm Value / EBITDA
2005 (b) $24.0 8.3x
2006 (c) 28.5 7.0
Earnings per Share (Diluted)      Price / Earnings per Share
2006 Management Case (c) $0.89 16.8x
2006 Wall Street Consensus 1.02 14.7
(a) Based on balance sheet data projected for fiscal year-end 2005 by Cheeseburger management.
(b) Projections based on management estimates received on February 4, 2006 (with respect to estimated 2005 year-end).
(c) Projections based on management estimates received on January 27, 2006 (with respect to fiscal years 2006 - 2010).

2. Cheeseburger Trading and Financial Performance * * * * * * * * *

Proprietary and Confidential
Stock Price Performance and Earnings /
Strategic Alternatives Disclosures
0.6% 12.5% 13.3% (10.1%) Stock Price Reaction
(1)
Announces 10-K
filing delay
03/22/05
Met / Exceeded
Expectations
“…over the last few
weeks, we’ve been
meeting with a number of
interested parties…I’ll tell
you that we’re very
pleased with the
progress.” 10/19/05
“…we are pleased to
report that over 25 parties
have expressed interest
relating to the sale of the
Company.” 07/28/05
“…retained
Citigroup as its
financial advisor and
Thelen Reid &
Priest as its legal
advisor to identify
and evaluate
strategic
alternatives…”
05/16/05
(2)
Deal / Other Discussion
Missed Expectations Missed Expectations
Missed
Expectations
Actual vs. Consensus
1Q 2005 2Q 2005 3Q 2005 4Q 2004
Earnings Announcement:

1Q 2Q 3Q
Announces Strategic
Alternatives Review
4Q
Jan
2005
Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan
2006
Feb
12.0
12.5
13.0
13.5
14.0
14.5
15.0
15.5
Source: Public filings, press releases and Thomson Financial.
(1) Represents increase / (decrease) from Cheeseburger closing stock price on the trading day prior to earnings release to Cheeseburger closing stock price on the 10th trading day following the earnings release.
(2) Represents date the Company announced its exploration of strategic alternatives.  The Company released 1Q 2005 earnings on May 5, 2005.

Proprietary and Confidential
Recent Wall Street Commentary
Analyst
$18.00
Buy
$17.50
Strong Buy
“We consider it highly likely that the company will be acquired over the next several months, and this remains the primary basis of our continued BUY recommendation.”
“The company has engaged a law firm and banker to ‘explore strategic alternatives to enhance shareholder value,’ and it appears that the only option being pursued is the sale of the company.”
“At least 25 interested parties, only one of which is believed to have been a strategic buyer, have reviewed the book, and we understand that a round of meetings was held with more than half of these in September. It also appears that additional meetings with interested parties have taken place over the past several weeks. Although the company was unwilling to reveal any new information in its conference call, it seems likely to us that we are at the stage where bids would be invited.”
“We estimate Enterprise Value/EBITDA to be 7.5x for 2005 and 6.4x for 2006.”
“In our opinion, there is a strong probability that Cheeseburger will be acquired by a financial buyer at a price at least in the high teens over the next several months. On that basis, we retain our BUY recommendation and we are raising our price target to
$18.”
Anton Brenner
Roth Capital Partners
October 20, 2005
“Cheeseburger recently retained Citigroup Global Markets Inc., as its financial advisor to evaluate various strategic alternatives. We believe these could include selling the company outright or buying back stock more aggressively and, as a less likely possibility, making an acquisition to gain scale.”
“Cheeseburger shares could fetch $18.00 in a buyout based on peer multiples. We note that a strategic buyer could pay well above that given synergies of being able to significantly reduce redundant SG&A costs.”
“Management noted on its conference call that it is pleased with the progress it is making on this front.”
Michael Gallo
CL King & Associates
October 20, 2005
Comments Price Target
Note: Represents research reports issued following Cheeseburger’s 3Q2005 earnings call.
7

Proprietary and Confidential
12

5
0
2
4
6
8
10
12
14
Original Budget
(Apr. 05)
Revised
(Nov. 05)
Actual
(Feb. 06)
5.5%
2.3%
2.5%
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
Original Budget
(Apr. 05)
Revised
(Nov. 05)
Actual
(Feb. 06)
$1.00
$0.80
$0.80
$0.00
$0.20
$0.40
$0.60
$0.80
$1.00
$1.20
Original Budget
(Apr. 05)
Revised
(Nov. 05)
Actual
(Feb. 06)
$30.7
$25.3
$24.0
$0.0
$5.0
$10.0
$15.0
$20.0
$25.0
$30.0
$35.0
Original Budget
(Apr. 05)
Revised
(Nov. 05)
Actual
(Feb. 06)
2005 Comparison: Original Budget vs.
Actual
EBITDA
Company-Operated Same Store Sales Growth
Earnings Per Share
Company-Operated New Store Openings
(17.6%)
(20.4%)
(325 bps)
(41.7%)
Source: Original budget received from Cheeseburger management on April 7, 2005.  Revised 2005 budget received from Cheeseburger management on November 29, 2005.
Actual 2005 numbers based on Cheeseburger management’s preliminary fourth quarter 2005 Income Statement received on February 4, 2006.
(4.9%)
(0.6%)
+29 bps
(28.6%)

($ in Millions)

($ in Millions)

($ in Millions)

citigroup
corporate and
investment banking

Proprietary and Confidential
$15.8
$11.5
$9.9
$11.2
$13.8
$18.4
$23.2
$27.1
$0.0
$5.0
$10.0
$15.0
$20.0
$25.0
$30.0
2003 2004 2005 2006 2007 2008 2009 2010
Historical and Projected Financials
Revenue
Net Income
EBITDA
Same Store Sales and Unit Growth
Source: 2006 – 2010 financials based on budget and five-year forecast received from Cheeseburger management on January 27, 2006.  2005 financials per
Cheeseburger management internal projected year-end estimates received on February 4, 2006.
$190.3
$194.2
$187.2
$202.5
$226.3
$246.0
$266.4
$287.7
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
$350.0
2003 2004 2005 2006 2007 2008 2009 2010
$24.2
$27.4
$24.0
$28.5
$32.8
$38.3
$44.0
$50.1
$0.0
$10.0
$20.0
$30.0
$40.0
$50.0
$60.0
2003 2004 2005 2006 2007 2008 2009 2010
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
2003 2004 2005 2006 2007 2008 2009 2010
Company-Operated Franchise
2005 – 2010 CAGR: 9.0%
2005 – 2010 CAGR: 15.9%
2005 – 2010 CAGR: 22.3%
Total Units: 784 788 804 862 917 977 1,042 1,112
% Growth: 0.0% 0.5% 2.0% 7.2% 6.4% 6.5% 6.7% 6.7%

3. Financial Analysis * * * * * * * * * * * * *

Proprietary and Confidential
Management Five-Year Forecast

2005 Projected Calendar Year
(2)
2005 - 2010
Actual
(1)
2006 2007 2008 2009 2010 CAGR
Restaurant Sales $168.9 $182.0 $203.5 $220.3 $237.7 $255.6 8.6%
Franchise Royalty Income 17.9 19.4 21.5 24.1 27.1 30.3 11.0%
Franchise Fees / Other Income 0.3 1.0 1.4 1.5 1.7 1.8 39.1%
Total Revenues $187.2 $202.5 $226.3 $246.0 $266.4 $287.7 9.0%
Restaurant Food and Paper 54.4 57.5 64.3 69.6 74.9 80.5 --
Restaurant Labor Costs 49.2 53.3 59.4 64.1 68.9 73.9 --
Restaurant Occupancy Expense 10.7 11.7 13.5 14.5 15.6 16.6 --
Restaurant Depreciation 8.0 9.2 10.1 10.3 10.3 10.2 --
Other Restaurant Operating Expenses 21.9 22.8 25.4 27.3 29.5 31.4 --
General and Administrative 15.9 15.3 16.2 16.9 17.6 18.3 --
Advertising Expense 10.4 10.9 12.2 13.0 13.8 14.6 --
Non-Cash Compensation 0.8 2.0 2.0 2.0 2.0 2.0 --
Other Depreciation 0.9 0.7 0.7 0.7 0.7 0.7 --
Impairment of Long Lived Assets
0.4 0.0 0.0 0.0 0.0 0.0
--
Restaurant Retirement Costs (0.9) 0.1 0.0 0.0 0.0 0.0 --
Loss / (Gain) on Market Sales of Fixed Assets 0.3 0.4 0.5 0.3 0.3 0.3 --
Total Costs and Expenses $172.0
$183.9 $204.2 $218.6 $233.5 $248.5
--
Operating Income $15.1 $18.6 $22.1 $27.3 $32.9 $39.2 21.0%
Interest Income ($1.3) ($1.4) ($1.5) ($2.6) ($4.8) ($4.7) --
Interest Expense 2.1 1.8 1.3 0.3 0.2 0.2 --
Income Before Income Tax Expense $14.4 $18.2 $22.3 $29.6 $37.5 $43.7 --
Income Tax Expense 4.5 7.0 8.5 11.3 14.2 16.6 --
Net Income $9.9 $11.2 $13.8 $18.4 $23.2 $27.1 22.3%
EPS (3) $0.80 $0.89 $1.10 $1.46 $1.85 $2.16 22.0%
EBITDA $24.0 $28.5 $32.8 $38.3 $44.0 $50.1
15.9%
Gross Unit Openings
Company-Operated 5 21 12 12 12 12 --
Franchise 29 40 45 50 55 60 --
Total New Units 34 61 57 62 67 72
--
Company-Operated Same Store Sales Growth 2.5% 4.0% 3.0% 3.0% 3.0% 3.0% --
Capital Expenditures $13.2 (4) $21.9 $18.7 $12.2 $12.2 $12.2 (1.6%)
(1) Per internal fourth quarter income statement received from Cheeseburger management on February 4, 2006.
(2) Per five-year forecast received from Cheeseburger management on January 27, 2006.
(3) Assumes 12.547 mm diluted shares for 2006 - 2010 per Cheseburger management forecast.
(4) Per latest budget received from Cheeseburger management on January 27, 2006.

Proprietary and Confidential
Sensitized Five-Year Forecast
Assumptions
Sensitized forecast assumes the Company achieves 50% of management’s projected company-
operated unit growth and 60% of management’s projected franchise unit growth consistent with recent
Cheeseburger performance versus budget
Annual same store sales growth held constant at historical QSR industry average of 2.3%, versus management’s projection of 4% for 2006 and 3% for 2007 - 2010
New unit Average Unit Volume (AUV) and capital investment assumed to be $870K and $920K, respectively, consistent with store openings since 2003. Management is projecting new unit AUV’s of
$1 million for 2006 – 2010 and new unit capital investment of $875K in 2007 and $833K for 2008 -
2010
The following store-level costs as a percentage of restaurant sales are held constant at 2005 levels:
Restaurant Food and Paper: 32.2% vs. management’s forecast of 31.6% in 2006 – 2008 and
31.5% in 2009 – 2010
Restaurant Labor Costs: 29.2% vs. management’s forecast of 29.3% in 2006 decreasing by 10 bps per year to 28.9% in 2010
Other Restaurant Operating Expenses: 13.0% vs. management forecast of 12.5% in 2006 – 2007,
12.4% in 2008 – 2009, and 12.3% in 2010
Advertising: 6.1% vs. management forecast of 6.0% in 2006 and 2007 decreasing by 10 bps per year to 5.7% in 2010
Includes incremental G&A costs of $1 million per year related to potential personnel and other expenses required for store growth

Proprietary and Confidential
Sensitized Five-Year Forecast

2005 Projected Calendar Year
(2)
2005 - 2010
Actual
(1)
2006 2007 2008 2009 2010 CAGR
Restaurant Sales $168.9 $182.0 $191.8 $200.2 $208.8 $217.6 5.2%
Franchise Royalty Income 17.9 19.4 20.8 22.0 23.6 25.3 7.1%
Franchise Fees / Other Income 0.3 1.0 0.8 0.9 1.0 1.1 25.6%
Total Revenues $187.2 $202.5 $213.4 $223.1 $233.4 $243.9 5.4%
Restaurant Food and Paper 54.4 58.7 61.8 64.5 67.3 70.1 --
Restaurant Labor Costs 49.2 53.1 55.9 58.4 60.9 63.4 --
Restaurant Occupancy Expense 10.7 11.7 13.0 13.7 14.3 14.9 --
Restaurant Depreciation 8.0 9.2 9.7 9.5 9.2 8.7 --
Other Restaurant Operating Expenses 21.9 23.6 24.8 25.9 27.0 28.2 --
General and Administrative 15.9 16.3 16.2 16.3 16.4 16.5 --
Advertising Expense 10.4 11.2 11.8 12.3 12.8 13.3 --
Non-Cash Compensation 0.8 2.0 2.0 2.0 2.0 2.0 --
Other Depreciation 0.9 0.7 0.7 0.7 0.7 0.7 --
Impairment of Long Lived Assets
0.4 0.0 0.0 0.0 0.0 0.0
--
Restaurant Retirement Costs (0.9) 0.1 0.0 0.0 0.0 0.0 --
Loss / (Gain) on Market Sales of Fixed Assets 0.3 0.4 0.5 0.3 0.3 0.3 --
Total Costs and Expenses $172.0
$186.8 $196.5 $203.5 $210.9 $218.2
--
Operating Income $15.1 $15.6 $16.9 $19.6 $22.5 $25.8 11.2%
Interest Income ($1.3) ($1.4) ($1.5) ($2.6) ($4.8) ($4.7) --
Interest Expense 2.1 1.8 1.3 0.3 0.2 0.2 --
Income Before Income Tax Expense $14.4 $15.2 $17.1 $21.9 $27.1 $30.3 --
Income Tax Expense 4.5 5.8 6.5 8.3 10.3 11.5 --
Net Income $9.9 $9.4 $10.6 $13.6 $16.8 $18.8 13.7%
EPS (3) $0.80 $0.75 $0.84 $1.08 $1.34 $1.50 13.3%
EBITDA $24.0 $25.5 $27.3 $29.8 $32.4 $35.2
7.9%
Gross Unit Openings
Company-Operated 5 11 6 6 6 6 --
Franchise 29 24 27 30 33 36 --
Total New Units 34 35 33 36 39 42
--
Company-Operated Same Store Sales Growth 2.5% 2.3% 2.3% 2.3% 2.3% 2.3% --
Capital Expenditures $13.2 (4) $17.6 $13.7 $7.7 $7.7 $7.7 (10.2%)
(1) Per internal fourth quarter income statement received from Cheeseburger management on February 4, 2006.
(2) Per assumptions listed on page 11.
(3) Assumes 12.547 mm diluted shares for 2006 - 2010 per Cheseburger management forecast.
(4) Per latest budget received from Cheeseburger management on January 27, 2006.

Proprietary and Confidential
Valuation Methodologies
25% - 30% Rate of Return
6.0x – 7.0x EBITDA Exit
Guggenheim Corporate Funding debt
commitment
(5)
Cheeseburger Management Five-Year
Forecast
(3)
Sensitized Five-Year Forecast
(4)
6.0x – 7.0x Terminal EBITDA Multiple
Discount Rate of 9.7%-11.2%
Cheeseburger Management Five-Year
Forecast
(3)
Sensitized Five-Year Forecast
(4)
6.0x – 7.0x 2005E EBITDA 2005 EBITDA of $24.0 million
(2)
14.0x – 16.0x 2006E P/E 2006E EPS of $0.89
(1)
Reference Range Metric
Comparable
Public Company
Precedent
Transactions
DCF
(1) Per Cheeseburger management forecast received on January 27, 2006.
(2) Per Cheeseburger management 4Q2005 financials received on February 4, 2006.
(3) Assumes 4% same store sales growth in 2006 and 3% in 2007 - 2010.
(4) See sensitized five-year forecast assumptions on page 11.
(5) Per Guggenheim debt commitment letter dated February 6, 2006, as amended February 13, 2006.
LBO

Proprietary and Confidential
$11.55
$9.84
$11.50
$13.75
$13.75
$17.75
$11.00
$12.50
$15.88
$14.79
$13.00
$14.25
$16.00
$13.00
$16.00
$21.00
$7.00 $10.00 $13.00 $16.00 $19.00 $22.00 $25.00
52-Week Range
52-Week Range - Pre Announcement
LBO Analysis - Sensitized Five-Year
Forecast (4)
LBO Analysis - Management
Five-Year Forecast (3)
DCF Analysis - Sensitized Five-Year
Forecast (4)
DCF Analysis - Management Five-
Year Forecast (3)
Precedent Transactions
Public Market Comparables
Implied Share Price for Cheeseburger
Pre-Announcement Price: $12.00 (1)
(1) Pre-announcement price as of May 13, 2005, the last trading day prior to announcement by the Company that it was exploring strategic alternatives.
(2) Current price as of February 15, 2006.
(3) Based on revised 5-year forecast received from Cheeseburger management on January 27, 2006.
(4) See page 11 for sensitized five-year forecast assumptions.
Merger Consideration: $15.00
Current Price: $14.90 (2)

Appendix * * * * * * * * * * * *

A. Public Market Comparables * * * * * * * * * * * *

Yum!
SONIC America's Drive-In
CKE Restaurants, Inc.
PAPA JOHN'S

citigroup
corporate and
investment banking

Proprietary and Confidential
Closing Stock FV / EBITDA Price / EPS
Price Market Cap. Firm Value CY2005 CY2006 CY2005 CY2006
$36.01 $45,321 $51,607 9.8x 9.0x 17.6x 16.4x
50.59 13,946 16,510 10.7 9.4 19.8 18.1
56.86 6,396 6,944 11.2 10.6 26.6 23.8
26.35 1,759 2,603 11.0 10.3 18.6 16.8
32.59 1,883 2,090 11.2 10.2 26.7 24.3
38.64 1,377 1,649 6.7 6.3 15.3 15.1
16.56 985 1,391 10.1 8.5 18.0 20.0
31.55 1,056 1,150 11.2 9.8 24.6 22.1
18.26 510 671 7.7 7.3 17.1 17.2
Mean $8,137 $9,402 10.0x 9.0x 20.5x 19.3x
$14.90 $171 $198 8.2x 6.9x 18.6x 16.7x
Public Market Trading Multiples
Note: Closing stock prices as of February 15, 2006. Forward estimates calendarized to December 31 fiscal year-end.
Source: ThomsonOne Analytics, Wall Street Research and public filings, except for Cheeseburger. Cheeseburger estimates based on management projections.
Cheeseburger

Next Twelve Month
Forward P / E

FV / LTM EBITDA

group
corporate and
investment banking

Proprietary and Confidential
0.0
5.0
10.0
15.0
20.0x
Dec-02 Jun-03 Dec-03 Jun-04 Dec-04 Jun-05 Dec-05
QSR Cheeseburger
2.0
4.0
6.0
8.0
10.0
12.0x
Dec-02 Jun-03 Dec-03 Jun-04 Dec-04 Jun-05 Dec-05
QSR Cheeseburger
Historical EPS and EBITDA Metrics
Price / Next Twelve Month Earnings Per Share
Firm Value / LTM EBITDA
Source: FactSet and Company filings.
Note: QSR Index includes MCD, YUM, WEN, DPZ, SONC, JBX, CKR, PZZA, and SNS.
Average:
Cheeseburger: 12.2x
QSR Index: 15.6
Discount: (21.8%)
Average:
Cheeseburger: 6.2x
QSR Index: 8.1
Discount: (23.3%)

B. Precedent Transactions * * * * * * * * * * * *

Proprietary and Confidential
Precedent Restaurant Transaction
Multiples
U.S Restaurant Transactions Since 2001 with Transaction Values of Less Than $250 million
Date Transaction Transaction Value
Announced Target Acquiror Value ($mm) LTM / EBITDA
10/18/05 Garden Fresh Restaurant Corp. Sun Capital Partners Inc. $198.0 6.6x
09/19/05 Claim Jumper Leonard Green & Partners 200.0 12.0
09/06/05 Perkins Family Restaurants Castle Harlan 245.0 6.8
01/20/05 Charlie Browns Inc. Trimaran Capital Partners LLC 140.0 NA
11/25/04 Captain D's Seafood Charlesbank Capital / Grotech Capital 150.0 NA
06/15/04 Quality Dining, Inc. Management 112.4 6.2
06/14/04 Mimi's Cafe Inc. Bob Evans Farms Inc. 178.5 9.4
09/30/03 Garden Fresh Restaurant Corp. Fairmont Capital Inc. 134.0 5.0
05/14/03 Prandium Inc. Investor Group 57.4 4.2
01/21/03 Qdoba Restaurant Corp. Jack in the Box Inc. 45.0 NA
10/28/02 Ninety Nine Restaurant & Pub O'Charley's 160.0 6.2
05/21/02 Morton's Restaurant Group Castle Harlan 71.0 9.1
11/19/01 Santa Barbara Restaurant Group CKE Restaurants Inc. 60.2 8.0
07/31/01 Mexican Restaurants Inc. (CASA) Wyndcrest Holdings LLC 25.7 6.1
06/08/01 McCormick & Schmick's (Avado) Castle Harlan and Bruckmann Rosser 123.5 6.1
06/04/01 Einstein/Noah Bagel Corp. New World Coffee 190.0 6.9
05/02/01 Il Fornaio Corp. Bruckmann, Rosser, Sherrill 64.3 5.1
03/14/01 Taco Bueno (CKE Rest.) Jacobson Partners 72.5 5.9
02/28/01 UNO Restaurant Corp. Management 167.8 5.4
02/15/01 Vicorp Restaurants Goldner Hawn & Banc Boston Capital 171.3 4.1
    Mean $128.3 6.6x
Source: Public filings, press releases and Wall Street Research.

Hudson's Bay Company / Maple Leaf Heritage
Sports Authority / Leonard Green
Dunkin Brands / Bain, Carlyle & TH Lee
24 Hour Fitness / Forstmann
Neiman Marcus / TPG & Warburg Pincus
Dollarama / Bain
Duane Reade / Oak Hill
Nebraska Book / Weston Presidio
Albertson's Non-Core / Cerberus Consortium
Burlington Coat Factory / Bain
Tommy Hilfiger/Apax
Linens 'N Things / Apollo
Toys 'R' Us / KKR, Bain, Vornado
Bruno's/Bi-LO / Lone Star Funds
Mervyn's / Sun, Cerberus
GNC / Apollo
Burger King / TPG, Bain

citigroup corporate and investment banking

Proprietary and Confidential
Precedent Transaction EBITDA
Multiples
Firm Value / LTM EBITDA
Financial Buyers (Performing)
Avg:
9.7x
Financial Buyers (Underperforming)
Avg:
6.1x
Source: Public filings, press releases and Wall Street Research.

Size of
Deal ($B) $1.5 $1.4 $2.4 $1.6 $5.2 $0.8 $0.7 $0.5 $1.1 $1.9 $1.4 $1.3 $7.3 $0.7 $1.2 $0.7 $1.5
7.4x
8.0x
13.0x
9.0x
10.6x
9.9x
10.6x
9.0x
3.6x
6.8x
6.1x
8.6x
9.2x
4.7x
5.7x
5.4x
4.9x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x

C. Discounted Cash Flow Analysis * * * * * * * * * * * * *

Proprietary and Confidential
Discounted Cash Flow Analysis:
Management Five-Year Forecast
Projected Fiscal Year Ending December 31,
(Dollars in millions, Except per Share Data)
2006 2007 2008 2009 2010
EBIT $16.3 $22.1 $27.3 $32.9 $39.2
Non-Cash Compensation 1.7 2.0 2.0 2.0 2.0
Loss / (Gain) on Sales of Fixed Assets 0.3 0.5 0.3 0.3 0.3
Taxes @ 38.0% (7.1) (9.3) (11.2) (13.4) (15.7)
    Earnings Before Interest $11.3 $15.2 $18.3 $21.8 $25.7
Depreciation and Amortization 8.7 10.8 11.0 11.1 10.9
Inc. / (Dec.) in Deferred Tax Assets 3.6 0.7 0.7 0.7 0.7
Change in Net Working Capital 0.4 0.4 0.4 0.4 0.5
Capital Expenditures (19.1) (18.7) (12.2) (12.2) (12.2)
    Unlevered Free Cash Flow $4.9 $8.4 $18.2 $21.8 $25.6
Terminal EBITDA $50.1
Terminal Adjusted Free Cash Flow $26.8

Terminal EBITDA Multiple Range Terminal EBITDA Multiple Range
6.0x 6.3x 6.5x 6.8x 7.0x 6.0x 6.3x 6.5x 6.8x 7.0x
Terminal Value Terminal Value
$301 $313 $326 $338 $351 $301 $313 $326 $338 $351
WACC Firm Value as of 2/15/06 WACC Equity Value as of 2/15/06 (a)
9.7% $251 $259 $267 $275 $283 9.7% $264 $272 $280 $288 $296
10.1% 247 255 263 271 278 10.1% 260 268 276 284 291
10.5% 244 251 259 267 274 10.5% 256 264 272 280 287
10.8% 240 248 255 263 270 10.8% 253 261 268 276 283
11.2% 237 244 252 259 267 11.2% 250 257 264 272 279
WACC Implied Perpetuity Growth Rate WACC Equity Value per Share as of 2/15/06 (b)
9.7% 0.8% 1.1% 1.4% 1.7% 2.0% 9.7% $18.64 $19.20 $19.77 $20.33 $20.89
10.1% 1.1 1.4 1.7 2.0 2.3 10.1% 18.38 18.94 19.49 20.05 20.60
10.5% 1.4 1.8 2.1 2.4 2.6 10.5% 18.13 18.68 19.22 19.77 20.31
10.8% 1.8 2.1 2.4 2.7 3.0 10.8% 17.89 18.42 18.96 19.50 20.03
11.2% 2.1 2.4 2.7 3.0 3.3 11.2% 17.64 18.17 18.70 19.23 19.76
Source: Projections per Cheeseburger management.
(a) Equity Value equals Firm Value less total straight debt of $20.2 million plus cash of $12.4 million and options proceeds of $20.7 million per Cheeseburger management estimates received on 01/27/06 with respect to fiscal year-end 2005.
(b) Equity Value per Share equals Equity Value divided by Diluted shares outstanding, before Treasury Stock Method share buy-back.

Proprietary and Confidential
Discounted Cash Flow Analysis: Sensitized
Five-Year Forecast
Projected Fiscal Year Ending December 31,
(Dollars in millions, Except per Share Data)
2006 2007 2008 2009 2010
EBIT $13.7 $16.9 $19.6 $22.5 $25.8
Non-Cash Compensation 1.7 2.0 2.0 2.0 2.0
Loss / (Gain) on Sales of Fixed Assets 0.3 0.5 0.3 0.3 0.3
Taxes @ 38.0% (6.1) (7.4) (8.3) (9.4) (10.6)
    Earnings Before Interest $9.7 $12.0 $13.5 $15.3 $17.4
Depreciation and Amortization 8.7 10.4 10.2 9.9 9.4
Inc. / (Dec.) in Deferred Tax Assets 3.6 0.7 0.7 0.7 0.7
Change in Net Working Capital 0.4 0.4 0.4 0.4 0.4
Capital Expenditures (15.4) (13.7) (7.7) (7.7) (7.7)
    Unlevered Free Cash Flow $7.1 $9.8 $17.1 $18.7 $20.2
Terminal EBITDA $35.2
Terminal Adjusted Free Cash Flow $18.5

Terminal EBITDA Multiple Range Terminal EBITDA Multiple Range
6.0x 6.3x 6.5x 6.8x 7.0x 6.0x 6.3x 6.5x 6.8x 7.0x
Terminal Value Terminal Value
$211 $220 $229 $238 $246 $211 $220 $229 $238 $246
WACC Firm Value as of 2/15/06 WACC Equity Value as of 2/15/06 (a)
9.7% $190 $196 $202 $207 $213 9.7% $203 $209 $215 $220 $226
10.1% 188 193 199 204 210 10.1% 201 206 212 217 223
10.5% 185 191 196 201 207 10.5% 198 204 209 214 220
10.8% 183 188 193 199 204 10.8% 196 201 206 212 217
11.2% 180 185 191 196 201 11.2% 193 198 204 209 214
WACC Implied Perpetuity Growth Rate WACC Equity Value per Share as of 2/15/06 (b)
9.7% 0.9% 1.2% 1.5% 1.8% 2.1% 9.7% $14.38 $14.77 $15.17 $15.56 $15.96
10.1% 1.3 1.6 1.9 2.2 2.4 10.1% 14.19 14.58 14.97 15.36 15.75
10.5% 1.6 1.9 2.2 2.5 2.8 10.5% 14.01 14.39 14.77 15.15 15.54
10.8% 1.9 2.2 2.6 2.8 3.1 10.8% 13.83 14.20 14.58 14.96 15.33
11.2% 2.3 2.6 2.9 3.2 3.4 11.2% 13.65 14.02 14.39 14.76 15.13
Source: Based on projections per Cheeseburger management assuming adjustments per (page 11).
(a) Equity Value equals Firm Value less total straight debt of $20.2 million plus cash of $12.4 million and options proceeds of $20.7 million per Cheeseburger management estimates received on 01/27/06 with respect to fiscal year-end 2005.
(b) Equity Value per Share equals Equity Value divided by Diluted shares outstanding, before Treasury Stock Method share buy-back.

D. WACC Calculation * * * * * * * * * * * * * * * * * * * * * *

Proprietary and Confidential
WACC Calculation

WACC Calculation Asset Beta Calculation
Low High
Cost of Equity Adjusted Market
U.S. Risk Free Rate (30 Year U.S. Treasury) 4.52% 4.52% Equity Beta Debt Beta Leverage Asset Beta
McDonald's Corporation (MCD) 0.88 0.00 15% 0.79
Equity Market Risk Premium 4.0% 6.0% Yum! Brands, Inc. (YUM) 0.71 0.00 11% 0.66
Asset Beta 0.79  0.79  Wendy's (WEN) 0.78 0.00 9% 0.74
Relevered Equity Beta 0.86  0.86  Domino's Pizza, Inc. (DPZ) 1.01 0.30 32% 0.85
Debt Beta 0.30  0.30  Sonic Corp. (SONC) 0.81 0.30 8% 0.79
Debt/Capitalization (Market) 15.2% 15.2% Jack in the Box Inc. (JBX) 0.93 0.30 19% 0.83
Effective Marginal Tax Rate 19.2% 19.2% Papa John's International Inc. (PZZA) 0.77 0.30 8% 0.74
Adjusted Equity Market Risk Premium 3.4% 5.1% CKE Restaurants (CKR) 1.30 0.30 17% 1.16
Small Cap Risk Premium 2.5% 2.5% Steak 'n Shake Company (SNS) 0.80 0.30 24% 0.72
Cost of Equity 10.4% 12.2% Median 0.81 0.30 15% 0.79
Mean 0.89 0.20 16% 0.81
Cost of Debt
U.S. Risk Free Rate (10 Year U.S. Treasury) 4.55% 4.55%
Credit Spread 2.67% 2.67%
Cost of Debt (Pretax) 7.22% 7.22%
Cost of Debt (Aftertax) 5.83% 5.83%
WACC 9.7% 11.2%

E. LBO Analysis * * * * * * * * * * * * * *

Exit Multiple

citigroup
corporate and
investment banking

Proprietary and Confidential
LBO Analysis: Management Five-Year
Forecast
Sources and Uses
Pro Forma Leverage Returns
Implied Purchase Price
Return $13.75 $14.90 $16.00
6.0x 29.7% 23.9% 19.6%
6.5x 32.7% 26.8% 22.4%
7.0x 35.5% 29.5% 25.0%

Sources: Amount Percent Uses: Amount Percent
Outside Equity $75.7 33.8% Purchase Cheeseburger Common Equity $191.5 85.5%
Term Loan A 95.0 42.4
Refinance Existing Debt
(1)
19.7 8.8
Term Loan B 35.0 15.6 Transaction Costs 12.7 5.7
Senior Subordinated Debt 10.0 4.5
Existing Cash
(1)
8.2 3.7
Total $223.9 100.0% Total $223.9 100.0%
(1) Balance sheet data as of Q1-2006.  Assumes minimum cash of $5 million.
Multiple of
Pro Forma Leverage: 2005 EBITDA Rate (1)
Term Loan A 4.0x 8.6%
Term Loan B 1.5x 12.8
Senior Subordinated Debt 0.4x 14.8
Total 5.8x
(1) Per Guggenheim debt commitment letter dated February 6, 2006, as amended
February 13, 2006.
(1)

Proprietary and Confidential
LBO Analysis: Sensitized Five-Year
Forecast
Pro Forma Leverage Returns
Sources and Uses
Sources: Amount Percent Uses: Amount Percent
Outside Equity $75.7 33.8% Purchase Cheeseburger Common Equity $191.5 85.5%
Term Loan A 95.0 42.4
Refinance Existing Debt
(1)
19.7 8.8
Term Loan B 35.0 15.6 Transaction Costs 12.7 5.7
Senior Subordinated Debt 10.0 4.5
Existing Cash
(1)
8.2 3.7
Total $223.9 100.0% Total $223.9 100.0%
(1) Balance sheet data as of Q1-2006.  Assumes minimum cash of $5 million.
Implied Purchase Price
Return $11.50 $12.25 $13.00
6.0x 30.7% 23.6% 18.4%
6.5x 34.6% 27.3% 21.9%
7.0x 38.1% 30.7% 25.1%

Multiple of
Pro Forma Leverage: 2005 EBITDA Rate (1)
Term Loan A 4.0x 8.6%
Term Loan B 1.5x 12.8
Senior Subordinated Debt 0.4x 14.8
Total 5.8x
(1) Per Guggenheim debt commitment letter dated February 6, 2006, as amended
February 13, 2006.
(1)

F. Historical Sales and Unit Growth * * * * * * * * * * *

Proprietary and Confidential
Historical Sales and Unit Growth
Historical Same Store Sales Growth
2005 Unit Growth: Actual vs. Budget
(6.0%)
(3.0%)
0.0%
3.0%
6.0%
9.0%
12.0%
15.0%
18.0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
QSR Average Cheeseburger
2001 2002 2003 2004 2005
QSR Average: 2.3%
Source:  Public filings, Wall Street research, and Technomic.
Note: Same store sales growth is based on U.S. company-owned stores, except for McDonald’s, Domino's, Sonic, and Papa John's (systemwide). For companies with fiscal year-ends different from calendar year-end, fiscal quarters have been aligned with closest comparable calendar quarters.
Company-Operated Unit Openings Franchise Net Unit Openings (1)
42% 5 12
% Achieved Actual Budget
60% 18 30
% Achieved Actual Budget
(1) Defined as openings less closings.
Source:  Cheeseburger management.

G. Trading Overview * * * * * * * * * * * * * *

Proprietary and Confidential
Recent Trading Activity
500
1,000
1,500
2,000
2,500
3,000
12.00-12.49 12.50-12.99 13.00-13.49 13.50-13.99 14.00-14.49 14.50-14.99 15.00-15.49 15.50-16.00
Weighted
Average
Volume Traded/
Shares Outstanding
14.49 77.14%
Cheeseburger Trading Data Since Strategic Alternatives Review Announcement:
$
$
Source: WebRover.

Total Vol. % of Basic
Price Range: (in thousands) Shares
$12.50 - $13.00 40.6 0.4%
$13.00 - $13.50 971.2 8.5
$13.50 - $14.00 399.1 3.5
$14.00 - $14.50 2,681.5 23.4
$14.50 - $15.00 2,733.8 23.8
$15.00 - $15.50 1,906.7 16.6
$15.50 - $16.00 109.2 1.0
Total: 8,842.1 77.1%

H. Wellspring Capital Management and Guggenheim Partners Profiles * * * * * * * * * *

WELLSPRING CAPITAL MANAGEMENT LLC

citigroup
corporate and
investment banking

Proprietary and Confidential
Wellspring Capital Management Profile
Dave & Buster’s Inc. (Dec. 2005)
American Coin Merchandising, Inc. (Sept. 2001)
Public Company Acquisitions
Dave & Buster’s Inc. (Dec. 2005)
Susser Holdings LLC (Nov. 2005)
Home Décor (Oct. 2004)
Edwin Watts Golf (Dec. 2003)
Revenues: at least $50 million, Transaction Value: at least $75 million
All except telecommunications, high technology, real estate and commodity-based businesses
$1 billion
Seeks to invest in or acquire companies that are well positioned to capitalize on change, including underperforming or undermanaged companies that can benefit from Wellspring's operating and financial expertise
Generally focuses on investments that arise from:
Management-led buyouts of private companies or divisions of larger companies
Recapitalizations of family-owned or closely held companies designed to achieve liquidity or raise equity without going public
Turnarounds of companies experiencing financial difficulty or liquidity constraints, including funding
Chapter 11 reorganization plans
Companies that are attempting to consolidate a fragmented industry by expansion through acquisitions
Going-private transactions of undervalued public companies where management can better execute its business plan as a private company
Believes that the keys to profit enhancement and growth are:
Investing in high quality business franchises
Partnering with strong management teams
Using moderate leverage in financing acquisitions
Supporting management in executing its growth strategy
Fund Size
Recent Deal Experience
“Stated” Deal Size / Target
Industry Focus
Overview
Source: Public websites and SDC Platinum.

GUGGENHEIM

citigroup
corporate and
investment banking

Proprietary and Confidential
Guggenheim Partners, LLC Profile
Provided debt financing for Stone Canyon Entertainment’s majority stake purchase of Vacation
Connections (January 26, 2005)
Acted as administrative agent for Quest Cherokee LLC’s $200 million secured credit facility
(November 2005), coinciding with their private placement of $184 million in stock
Structured and arranged senior debt financing for Clarion Capital Partners $70 million purchase of
Regions Financial Corporation (August 2005)
Acted as sole lead arranger for debt financing for MVC Capital’s acquisition of GE’s Ohmeda Brand
Suction and Oxygen Therapy business (July 2005)
Provided $50.0 million revolving credit facility and $27.9 million term loan to Luby’s Inc. (June 2004, repaid in full April 2005)
Currently has approximately $9 billion of assets under management across various corporate credit asset classes (investment-grade bonds, bank debt, high-yield bonds, private mezzanine, distressed securities and DIP financing).
Formed as a diversified financial services firm to provide the Guggenheim family and other clients with a sophisticated array of wealth and investment management services
Team of investment professionals with experience in the capital markets, portfolio and risk management, investment advisory, and family office services
Operates in 3 sectors:
Wealth Management: Provides integrated financial service advisory to high net-worth clients
Investment Management: Identifies attractive investment opportunities for its clients in the following areas:
– Fixed income (corporate credit, mortgage-backed securities, insurance-linked securities, government and agency securities
– Real estate
– Structured real estate
– Hedge funds (recently sold majority stake to Bank of Ireland)
– Aviation
Capital Markets: Focused primarily on trading of asset-backed, mortgage-backed and collateralized debt securities.  Also involved in the placement of private equity, hedge funds and real estate investment funds
Corporate Credit Asset Size
Recent Deal Experience
Overview
Source: Public websites.